UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

PA	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square

Lancaster, PA 17602

(Address of principal executive offices) (Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 29, 2021, Fulton Financial Corporation (the “Company”) announced the pricing terms of its previously announced cash tender offer (the “Offer”) to purchase up to a maximum aggregate principal amount of $75,000,000 of its 4.500% Subordinated Notes due 2024 (CUSIP No. 360271 AJ9) and up to a maximum aggregate principal amount of $60,000,000 of its 3.60% Senior Notes due 2022 (CUSIP No. 360271 AK6).

On March 29, 2021, the Company also announced the early tender results of the Offer.

Copies of the press releases are attached as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	News Release of Fulton Financial Corporation dated March 29, 2021.

99.2	News Release of Fulton Financial Corporation dated March 29, 2021.

104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation
(Registrant)

Date: March 29, 2021	By:	/s/ Daniel R. Stolzer
Name: Daniel R. Stolzer
Title: Senior Executive Vice President and Chief Legal Officer